SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 10, 2001

                               ENDOVASC LTD., INC.
             (Exact name of registrant as specified in its charter)

          Nevada                        000-28371             76-0512500
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation or organization)                            Identification Number)

                          15001 Walden Road, Suite 108
                             Montgomery, Texas 77356
                    (Address of principal executive offices)

                                 (936) 448-2222
              (Registrants' telephone number, including area code)


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Item  5.          Other  Events.

     SETTLEMENT OF LEGAL PROCEEDING. We were named as a defendant in a civil lawsuit styled David F. Miller v. Endovasc Ltd., Inc., Number 99-4-02283-CV, in the 9th Judicial District Court of Montgomery County, Texas. The plaintiff claimed damages as a result of an alleged breach of consulting a contract with us. A bench trial was held on May 14, 2001. On June 15, 2001, a judgment was entered against us in the amount of $3,240,000.00 plus pre- and post- judgment interest. This judgment exceeded the book value of our assets. We filed a motion for a new trial, and the parties participated in mediation prior to a ruling on our motion for a new trial. The mediation resulted in a settlement, which was entered into the Court records on August 10, 2001. As a result of the settlement, we issued 8,000,000 free-trading shares, based on an exemption from registration provided by Section 3(a) (10) of the Securities Act of 1933 as amended, of our common stock in the name of the plaintiff. The settlement terminated all disputes of any kind between the parties, and also terminated a related matter styled David F. Miller v. Gary Ball Case # CV0003644, in Washoe County, Nevada.


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Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ENDOVASC  LTD.,  INC.



August  14,  2001                            -----------------------------------
                                     By: /s/ David  P.  Summers
                                             David  P.  Summers
                                             Chief  Executive  Officer


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